Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of HUYA Inc. (the “Company”) on Form 20-F for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date:	April 27, 2026

By:	/s/ Junhong Huang
Name:	Junhong Huang
Title:	Director and Acting Chief Executive Officer